VIRTU FINANCIAL, INC.
DEFERRED COMPENSATION PLAN
Effective November 13, 2020
The Virtu Financial, Inc. Deferred Compensation Plan is intended to provide a select group of management employees the ability to defer certain compensation earned by such employees. It is intended that this Plan will be supplemented by annual summaries describing the Plan and participation in the Plan for the applicable Plan Year; in the event of a conflict between the Plan and an annual summary, the terms of the Plan shall control.
ARTICLE I.

DEFINITIONS
Capitalized terms used in this Plan shall have the meanings specified below.
i.“Account” or “Accounts” shall mean all of the Bonus Deferral Subaccounts or Company Stock Unit Subaccounts that are specifically provided in this Plan.
ii.“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
iii.“Annual Bonus Payments” shall mean the compensation earned pursuant to any annual incentive plan or annual bonus plan or program adopted by the Company; provided, however, that the following compensation shall not qualify as “Annual Bonus Payments” hereunder: spot bonuses, hiring bonuses, separation payments, retention payments, or other special or extraordinary payments. For the sake of clarity, payments of amounts under such annual incentive plan or annual bonus plan or program in connection with such Participant’s separation from service or termination of employment from the Company are to be treated for purposes of the Plan as an Annual Bonus Payment (and not a separation payment), even if the amounts are fixed and/or accelerated in connection with such separation or termination (provided that the timing of the payment and the extent to which the amount is substantially certain shall be taken into account in determining whether a deferral in respect of such payments shall be permitted under the Plan).
iv.“Beneficiary” or “Beneficiaries” shall mean the person or persons designated in writing by a Participant in accordance with procedures established by the Committee or the Plan

Administrator to receive the benefits specified hereunder in the event of the Participant’s death. No Beneficiary designation shall become effective until it is filed with the Committee or the Plan Administrator. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant’s surviving spouse or recognized domestic partner shall be the Beneficiary. If there is no surviving spouse or recognized domestic partner to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be the Beneficiary.
v.“Board of Directors” or “Board” shall mean the Board of Directors of Virtu Financial, Inc.
vi.“Bonus Deferral Subaccount” shall mean the bookkeeping account maintained by the Company or the Plan Administrator for each Participant that is credited with amounts equal to (i) the Cash Award that he or she elects to defer, if any, and (ii) earnings and losses (based on the Investment Rate) attributable thereto.
vii.“Cash Awards” shall mean, for any Plan Year, the portion of the Annual Bonus Payment payable in cash.
viii. “Change in Control” has the meaning ascribed to such term in the Management Incentive Plan, but only if such transaction is also a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation within the meaning of U.S. Treas. Regs. Section 1.409A-3(i)(5).
ix.“Change in Control Distribution Date” shall mean, in the case of a distribution to be made upon a Change in Control, the consummation of the Change in Control.
x.“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
xi.“Committee” shall mean a committee as the Compensation Committee may appoint to administer the Plan or, if no such committee has been appointed by the Compensation Committee, then it shall be the Compensation Committee.
xii.“Company” shall mean Virtu Financial, Inc., a Delaware corporation.
xiii.“Company Common Stock” means the Class A common stock, par value $0.00001 per share, of the Company.
xiv.“Company Stock Unit Subaccount” shall mean the bookkeeping account maintained by the Company or the Plan Administrator for each Participant that is credited with (i) a number of Company stock units equal to the Equity Award that he or she elects to defer, if any, and (ii) an amount equal to the Dividend Equivalents (and earnings and losses (based on the Investment Rate) attributable to such Dividend Equivalents).
xv.“Compensation Committee” shall mean the Compensation Committee of the Board.
xvi.“Disability” shall mean a circumstance where the Company shall have cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company, or, in the absence of such a plan, as determined by the Committee based upon medical evidence acceptable to it; provided, however, that a Participant shall not have a Disability for purposes of the Plan unless the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering the Company’s employees.
xvii.“Distributable Amount” shall mean the vested balance in a Participant’s Accounts subject to distribution in a given Plan Year.
xviii.“Dividend Equivalents” shall mean, for any Participant who defers Equity Awards, an amount equal to the product of (a) the dividends (including extraordinary dividends, if so determined by the Committee) declared and paid to other stockholders of the Company in respect of one share of Company Common Stock, multiplied by (b) the number of Company stock units in such Participant’s Company Stock Unit Subaccount on the date such dividends are so declared.
xix.“Eligible Employee” shall mean those employees selected by the Committee in accordance with the procedures set forth in Article II.
xx.“Enrollment Period” shall mean a period of time, as determined by the Committee with respect to each Plan Year, ending no later than the December 31 preceding the commencement of such Plan Year.
xxi.“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
xxii.“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

xxiii.“Equity Award” shall mean, for any Plan Year, the portion of any Annual Bonus Payment payable in shares of Company Common Stock.
xxiv.“Fund” or “Funds” shall mean one or more of the investment funds selected by the Committee, or its designee, to which Participants may elect to make deemed investments pursuant to Section 3.3.
xxv.“In-Service Distribution Date” shall mean, in the case of a distribution to be made while the Participant is still employed by the Company, July 1st of any Plan Year elected by the Participant.
xxvi.“Investment Rate” shall mean, (i) for each Fund with a fixed rate of return, the annual interest rate applicable to such Fund, as determined by the Committee from time to time, and (ii) for any Fund that does not have a fixed rate of return, any appreciation or depreciation in the value of the investment in which the Participant is deemed invested.
xxvii.“Management Incentive Plan” shall mean the Company’s Amended and Restated 2015 Management Incentive Plan (or any successor plan), as in effect from time to time.
xxviii.“Participant” shall mean any Eligible Employee who becomes a Participant in this Plan in accordance with Article II.
xxix.“Plan” shall mean this Virtu Financial, Inc. Deferred Compensation Plan.
xxx.“Plan Administrator” shall mean, if applicable, any record keeper appointed by the Committee (which may include an Affiliate of the Company) to perform administrative and other functions associated with the Plan.
xxxi.“Plan Year” shall mean the Company’s fiscal year, which runs from January 1 to December 31.
xxxii.“Separation from Service” shall mean that the employment or service provider relationship with the Company and any entity that is to be treated as a single employer with the Company for purposes of Treasury Regulations Section 1.409A-1(h) (the “Single Employer”) terminates such that the facts and circumstances indicate it is reasonably anticipated that no further services will be performed or that the level of bona fide services the Participant would perform after the termination (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Single Employer if the Participant has been providing services to the Single Employer less than 36 months).
xxxiii.“Separation from Service Distribution Date” shall, except as set forth in Section 3.2(f)(iv), mean, in the case of a distribution on account of a Separation from Service, the first day of the seventh month following the month in which the Separation from Service occurs.
xxxiv.“Unforeseeable Emergency” shall mean a severe unforeseeable financial hardship as defined in Section 409A and the regulations thereunder, including a severe financial hardship resulting from (i) an illness or accident of the Participant, the Participant’s spouse, the Participant’s designated Beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to section 152(b)(1), (b)(2), and (d)(1)(B)), (ii) the loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.
ARTICLE II.

ELIGIBILITY FOR PARTICIPATION
i.Determination of Eligible Employee. With respect to all Plan Years, Eligible Employees shall consist of all employees of the Company (or of any subsidiary that is incorporated in any State in the United States of America), determined as of January 1 of each Plan Year, that are (x) officers of the Company, and (y) eligible to receive compensation pursuant to an annual incentive plan, or annual bonus plan or program; provided, however, that any employee whose home country is not the United States of America shall not be considered an Eligible Employee hereunder.
ii.Participation. An Eligible Employee shall become a Participant in the Plan by electing to make a deferral of Annual Bonus Payments in a Plan Year in accordance with Article III.
iii.Amendment of Eligibility Criteria. The Committee may, in its discretion, change which employees are Eligible Employees under the Plan for any reason, including to comply with any applicable laws relating to the operation of the Plan. Eligibility for participation in one Plan Year does not guarantee eligibility to participate in any future Plan Year.
ARTICLE III.

ELECTIONS
i.Election to Defer Annual Bonus Payments.
(1)Timing of Election to Defer Annual Bonus Payments. An Eligible Employee may elect to defer Annual Bonus Payments only during the Enrollment Period.
(2)Amount Eligible for Deferral.
(i)Unless otherwise set forth in an Election Notice (as defined in Section 3.1(e)) for any Plan Year, an Eligible Employee may elect to defer between 0% and 50% of the Eligible Employee’s total annual compensation, provided that any election to defer shall only be applicable to Employee’s Annual Bonus Payments. The Committee (or its designee) may change the amount or percentage that may be deferred in respect of any Annual Bonus Payment (or portion thereof) for any Plan Year at any time, or from time to time.
(ii)If necessary, the total amount deferred by a Participant shall be reduced in 1% increments in order to satisfy Social Security Tax (including Medicare), income tax withholding for compensation that cannot be deferred, employee benefit plan withholding requirements and any other withholding requirements.
(3)Irrevocable Elections. Elections to defer Annual Bonus Payments shall become irrevocable as of the date for such Plan Year set by the Committee in its sole discretion.
(4)Duration of Election. An Eligible Employee’s election to defer Annual Bonus Payments for any Plan Year is effective only for such Plan Year.
(5)Method of Election. Elections to participate may be made in writing, through an electronic medium such as a website enrollment window or an email enrollment form provided by the Company or through a Plan Administrator (the “Election Notice”), provided that the election is binding when made and there is sufficient record of when such election is made.
ii.Elections as to Time and Form of Payment. During the Enrollment Period, a Participant shall make an election regarding the time and form of payment of the Annual Bonus Payments deferred for that Plan Year (and all earnings and losses (based on the Investment Rate) attributable thereto, including in respect of Dividend Equivalents).
(1)Elections as to Time. A Participant shall elect to receive a distribution of his Annual Bonus Payments to be deferred for a Plan Year (and all earnings and losses (based on the Investment Rate) attributable thereto, including in respect of Dividend Equivalents) (i) on an In-Service Distribution Date, (ii) on a Separation from Service Distribution Date, (iii) on a Change in Control, or (iv) a portion on an In-Service Distribution Date, a portion on a Change in Control and a portion on a Separation from Service Distribution Date.
(2)Elections as to Form. A Participant shall elect the form of the distribution of his Annual Bonus Payments, whether in a lump sum payment or in annual installments. If no such election is made, the Participant shall be deemed to have elected to receive payment in a lump sum. A Participant may elect annual installments to be paid over a period not to exceed fifteen years. A Participant’s election to receive payment in annual installments on a Separation from Service is subject to the terms of Section 6.3(a)(2).
(3)Application of Election. An election as to time and form of payment made with respect to a given Plan Year shall apply only to the Annual Bonus Payments deferred for such Plan Year.

(4)No Changes Permitted. Except as permitted by Section 3.2(e) below, elections as to time and form of payment shall become irrevocable as of the last day of the Enrollment Period or such later date as determined by the Committee in compliance with Section 409A.
(5)Subsequent Changes in Time and Form of Payment. A Participant may delay the timing of a previously-scheduled payment or may change the form of a payment only if such subsequent deferral election meets all of the following requirements and the election rules set forth in Section 3.2(f):
(a)the subsequent deferral election shall not take effect until at least 12 months after the date on which it is made;
(b)the election must be made at least 12 months prior to the date the payment is scheduled to be made, or for installment payments, at least 12 months prior to the date the first of such installments is scheduled to be made; and
(c)the subsequent deferral election must delay the payment for at least five years from the date the payment would otherwise have been made. For installment payments, the delay is measured from the date the first payment was scheduled to be made.
(6)Election Rules.
(a)Initial elections and subsequent elections, if any, may be made in writing or through an electronic medium such as a website enrollment window or through an email enrollment form or through a Plan Administrator, provided that there is sufficient record of when such election is made.
(b)A Participant may make only one subsequent deferral election with respect to deferrals made for a specific Plan Year.
(c)A Participant whose initial deferral election was for payment upon a Separation from Service Distribution Date may not make a subsequent deferral election for payment on an In-Service Distribution Date; however, such Participant may make a subsequent deferral election to change the form of payment from lump sum to installments or vice versa, or to change the number of installment payments previously elected or elect a Change in Control Distribution Date.
(d)If a Participant makes an effective subsequent deferral election pursuant to Section 3.2(e), the term “Separation from Service Distribution Date” shall, with respect to the amounts subject to such subsequent deferral election (and solely for purposes of Section 6.3(a)), thereafter mean the new Separation from Service Distribution Date determined in accordance with the form or other medium through which such election is evidenced as determined by the Committee or, if applicable, the Plan Administrator, and in any event in accordance with Section 409A of the Code.

iii.Elections as to Deemed Investment Choices.
(1)Prior to the date on which the actual deferral of an Annual Bonus Payment in respect of Plan Year is made by the Company, a Participant shall make an election, from the available investments selected by the Committee or the Plan Administrator pursuant to Section 3.3(c), regarding how the Cash Award portion of such Annual Bonus Payment shall be deemed to be invested for purposes of determining the amount of earnings or losses to be credited to the Participant’s Accounts.
(2)Dividend Equivalents, if any, shall be deemed to be invested in the Fund specified for such purpose by the Committee from time to time and communicated to the Participant, and if no such communication is made, in the most risk-free type of Fund, as determined by the Committee in its sole and absolute discretion.
(3)The Committee shall select from time to time, in its sole and absolute discretion, investments of various types that shall be communicated to the Participant. The Investment Rate applicable to each Fund shall be used to determine the amount of earnings or losses to be credited to Participant’s Bonus Deferral Subaccount (and the portion of the Company Stock Unit Subaccount attributable solely to Dividend Equivalents). Deemed investment choices shall not be changed unless the Committee promulgates a rule of general application permitting such changes.
ARTICLE IV.

DEFERRAL ACCOUNTS
i.Bonus Deferral Subaccount. The Company or Plan Administrator shall establish and maintain a Bonus Deferral Subaccount for each Participant under the Plan. Each Participant’s Bonus Deferral Subaccount shall be further divided into separate subaccounts (“investment fund subaccounts”), each of which corresponds to a Fund elected by the Participant. A Participant’s Bonus Deferral Subaccount shall be credited as follows:
(1)on the day the amounts are withheld and/or deferred from a Participant’s Annual Bonus Payments, with an amount equal to the Cash Award portion of the Annual Bonus Payments deferred by the Participant; and
(2)on a daily basis, each investment fund subaccount of a Participant’s Bonus Deferral Subaccount shall be credited with earnings or losses based on the applicable Investment Rate.
ii.Company Stock Unit Subaccount. The Company or Plan Administrator shall establish and maintain a Company Stock Unit Subaccount for each Participant who elects to defer receipt of an Equity Award. A Participant’s Company Stock Unit Subaccount shall be credited as follows:

(1)on the day shares of Company Common Stock would otherwise be issued to the Participant under an Equity Award pursuant to the Management Incentive Plan, with a number of Company stock units equal to the number of shares of Company Common Stock underlying such Equity Award; and
(2)on the day dividends are paid to stockholders of the Company in respect of shares of Company Common Stock, an amount equal to the Dividend Equivalents; and
(3)on a daily basis, the investment fund subaccount of a Participant’s Company Stock Unit Subaccount shall be credited with earnings or losses on the Dividend Equivalents based on the applicable Investment Rate.
ARTICLE V.

VESTING
i.Vesting. A Participant shall be 100% vested at all times in his or her Bonus Deferral Subaccount. A Participant shall vest in his or her Company Stock Unit Subaccount with respect to the Company stock units therein attributable to an Equity Award on the date on which such Equity Award would otherwise have vested, as determined by the Company, had the Participant not elected to defer receipt of the Company Common Stock issuable pursuant to such Equity Award. A Participant shall be 100% vested at all times in the portion of his or her Company Stock Unit Subaccount attributable to Dividend Equivalents (and earnings and losses attributable thereto), notwithstanding that the underlying Company stock units in respect of which such Dividend Equivalents are credited may not yet have vested.
ARTICLE VI.

DISTRIBUTIONS
Distributions from the Plan shall be made only in accordance with this Article VI. All distributions shall be in cash, except as otherwise may occur pursuant to Section 6.4, or as provided in Section 6.6, in either case, in respect of Equity Awards.
i.Distribution of Accounts While Employed.
(1)Scheduled Distributions.
(i)In respect of all Distributable Amounts payable in a lump sum on an In-Service Distribution Date, the value thereof shall be determined as of such In-Service Distribution Date, and the distribution thereof shall be made as soon as administratively possible (and in no event later than 90 days) thereafter. In respect of all Distributable Amounts payable in installments on an In-Service Distribution Date, all installments shall be valued as of the first day of the month of July in each applicable year, and the distribution thereof shall be made as soon as administratively practicable (and in no event later than 90 days)

thereafter. Upon the death of a Participant, any Distributable Amounts of the Participant then in pay status pursuant to this Section 6.1(a)(1) shall thereafter be payable in accordance with Section 6.3(b).
(ii)In the event a Participant has a Separation from Service prior to such Participant’s In-Service Distribution Date, then the provisions of Section 6.3 shall instead apply to such distribution. For the avoidance of doubt, if a Participant has elected an In-Service Distribution Date with respect to Distributable Amounts under the Plan and such Participant has a Separation from Service (other than on account of death) following such In-Service Distribution Date, the provisions of this Section 6.1(a) shall govern the payment of such amounts, and the provisions of Section 6.3(a) shall not apply.
(2)Except as provided in Section 6.4, no unscheduled in-service distributions are permitted.
ii.Distribution of Accounts Upon a Change in Control.
(a)    In respect of all Distributable Amounts payable in a lump sum on a Change in Control Distribution Date, the value thereof shall be determined as of such Change in Control Distribution Date, and the distribution thereof shall be made as soon as administratively possible (and in no event later than 10 days) thereafter. In respect of all Distributable Amounts payable in installments on a Change in Control Distribution Date, (i) the first installment shall be valued as of such Change in Control Distribution Date, and the distribution thereof shall be made as soon as administratively possible (and in no event later than 10 days) thereafter and (ii) each subsequent installment shall be valued as of the first day of the month of July of each of the following calendar years, and the distribution thereof shall be made as soon as administratively practicable (and in no event later than 90 days) thereafter. For the avoidance of doubt, under no circumstances shall two installments be paid in a single calendar year. Upon the death of a Participant, any Distributable Amounts of the Participant then in pay status pursuant to this Section 6.2(a) shall thereafter be payable in accordance with Section 6.3(b).
(b)    In the event a Participant has a Separation from Service prior to such Participant’s Change in Control Distribution Date, then the provisions of Section 6.3 shall instead apply to such distribution. For the avoidance of doubt, if a Participant has elected a Change in Control Distribution Date with respect to Distributable Amounts under the Plan and such Participant has a Separation from Service (other than on account of death) following such Change in Control Distribution Date, the provisions of Section 6.2(a) shall govern the payment of such amounts, and the provisions of Section 6.3(a) shall not apply.
iii.Distribution of Accounts after Separation from Service. If a Participant has a Separation from Service, the provisions of this Section 6.3 shall apply to the distribution of the Participant’s Accounts.
(1)Separation from Service.

(i)Lump Sum. For Distributable Amounts for which the Participant has elected (or is deemed to have elected) a lump sum, the value thereof shall be determined as of the Participant’s Separation from Service Distribution Date, and the distribution thereof shall be made as soon as administratively possible (and in no event later than 90 days) thereafter. If (i) a Participant has made an irrevocable election to defer his Annual Bonus Payments, (ii) such Annual Bonus Payments are deferred after the Participant’s Account has been distributed, and (iii) the Participant had elected to receive a lump sum distribution, then the additional Account balance shall be valued and distributed on the first day of the seventh month immediately following the date the Annual Bonus Payments are deferred.
(ii)Installment Payments. For Distributable Amounts for which the Participant has elected installments, (i) the first installment shall be valued as of the Participant’s Separation from Service Distribution Date, and the distribution thereof shall be made as soon as administratively possible (and in no event later than 90 days) thereafter, and (ii) each subsequent installment shall be valued as of the first day of the month of July of each of the following calendar years, and the distribution thereof shall be made as soon as administratively possible (and in no event later than 90 days) thereafter. For the avoidance of doubt, under no circumstances shall two installments be paid in a single calendar year. If (x) a Participant has made an irrevocable election to defer his or her Annual Bonus Payments, (y) such Annual Bonus Payment is deferred after the Participant’s Account has started to be distributed, and (z) the Participant had elected to receive installment payments, the additional deferral shall be added to the Participant’s balance in his Bonus Deferral Subaccount and shall be distributed in accordance with the installment election.
(2)Death. In the case of the death of a Participant, either while employed by the Company or prior to distribution of the Participant’s entire Account balance (including on account of an In-Service Distribution Date or a Change in Control Distribution Date), the Participant’s Account balance shall be distributed to the Participant’s Beneficiary as soon as administratively possible and in no event later than 90 days following the death of the Participant. The value of the Participant’s Account shall be determined as of the date on which the Participant dies.
(3)Disability. In the case of the Disability of a Participant prior to the commencement of distribution of the Participant’s Account balance, the Participant’s Account balance shall be distributed to the Participant in a lump sum as soon as administratively possible (and in no event later than 90 days) after it has been determined by the Committee that the Participant suffers from a Disability. The value of the Participant’s Account shall be determined as of the date on which it has been determined by the Committee that the Participant suffers from a Disability.
iv.Unforeseeable Emergency. A Participant shall be permitted to elect a distribution from his Bonus Deferral Subaccount and/or vested Company Stock Unit Subaccount, if any,

prior to the date the Accounts were otherwise to be distributed in the event of an Unforeseeable Emergency, subject to the following restrictions:
(1)the election to take a distribution due to an Unforeseeable Emergency shall be made by requesting such a distribution in writing to the Committee, including the amount requested and a description of the need for the distribution;
(2)the Committee shall make a determination, in its sole discretion, that the requested distribution is on account of an Unforeseeable Emergency; and
(3)the Unforeseeable Emergency cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.
The amount determined by the Committee as distributable due to an Unforeseeable Emergency shall be paid within 30 days after the request for the distribution is approved by the Committee. The value of the Participant’s Account shall be determined as of the date on which the distribution request was made.
v.Valuation Date. In the event that any valuation date contemplated by Section 6.1 Section 6.2 or Section 6.3 is not a business day, then the valuation date shall be the immediately preceding business day.
vi.Equity Awards. All distributions from the Company Stock Unit Subaccount attributable to deferrals of Equity Awards (but not Dividend Equivalents or earnings and losses attributable to such Dividend Equivalents) shall be made in the form of one share of Company Common Stock for each Company stock unit therein. All shares of Company Common Stock ultimately distributed in respect of Company stock units under the Company Stock Unit Subaccount will be issued under the Management Incentive Plan (or any successor plan).
ARTICLE VII.

ADMINISTRATION
i.Committee. A Committee shall be appointed by, and serve at the pleasure of, the Compensation Committee. The number of members comprising the Committee shall be determined by the Compensation Committee, which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Compensation Committee. The Compensation Committee or the Board may remove any member, with or without cause, by delivering a copy of its resolution of removal to such member.
ii.Committee Action. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by a majority of members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. Any member of the Committee may execute any certificate or other written direction on behalf of the Committee.
iii.Powers of the Committee. The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not limited to, the following:
(1)to select the Funds;
(2)to construe and interpret the terms and provisions of this Plan;
(3)to compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;
(4)to maintain all records that may be necessary for the administration of the Plan;
(5)to provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;
(6)to make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;
(7)to appoint a Plan Administrator, or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and
(8)to take all actions necessary for the administration of the Plan.
iv.Construction and Interpretation. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary.
v.Compensation, Expenses and Indemnity.
(1)The members of the Committee shall serve without compensation for their services hereunder.
(2)The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder.

Expenses and fees in connection with the administration of the Plan shall be paid by the Company.
(3)No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
ARTICLE VIII.

MISCELLANEOUS
i.Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan.

Any and all of the Company’s assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.
ii.Restriction Against Assignment. The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant’s Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. Notwithstanding anything in the Plan to the contrary, a Participant shall be permitted to instruct the Committee (which instruction shall be effective unless the Committee disapproves the instruction) that all or a portion of his or her Accounts be assigned and conveyed to another person or entity pursuant to a domestic relations order (as defined in Section 414(p)(1)(B) of the Code), and payments pursuant to any such Accounts (or portion thereof) that have been so assigned and conveyed may be paid to such other person or entity in accordance therewith (and to the extent permitted under Section 409A of the Code).
iii.Withholding. There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation), or the amount credited to a Participant’s Account, by the amount of cash (or equivalent value of Company stock units, as applicable, as determined by the Committee) sufficient to provide the amount of said taxes.
iv.Amendment, Modification, Suspension or Termination. The Compensation Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts. The Committee may also amend the Plan, provided that the Committee may only adopt amendments that (i) do not have a negative material financial impact on the Company; or (ii) are required by tax or legal statutes, regulations or pronouncements.
v.Governing Law. Except to extent preempted by Federal law, this Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
vi.Receipt or Release. Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.
vii.Limitation of Rights and Employment Relationship. Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant, or Beneficiary or other person any legal or equitable right against the Company except as provided in the Plan; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan.
viii.Headings. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.
ix.Section 409A. All provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code (“Section 409A”). If the Committee determines that any amounts payable hereunder may be taxable to a Participant under Section 409A, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Section 409A; provided, that the Company shall have no liability to a Participant or Beneficiary with respect to the tax imposed by Section 409A.
This Plan has been adopted and approved by the Compensation Committee of Virtu Financial, Inc.’s Board of Directors as of November 13, 2020.

Virtu Financial, Inc.
Deferred Compensation Plan
Election Notice for the [__] Plan Year
This Election Notice must be completed and returned to the Committee by no later than December 31, [______] (the “Election Deadline”); provided, that, if you are a newly Eligible Employee, as determined by the Committee, the Election Deadline is the 30th day after you become an Eligible Employee. Your election becomes irrevocable as of the Election Deadline.
* * *
Pursuant to the terms of the Virtu Financial, Inc. Deferred Compensation Plan (the “DCP”), I hereby elect to defer certain of my compensation for the [______] Plan Year in accordance with this election. Capitalized terms used but not defined herein have the meanings set forth in the DCP.
Equity Awards Deferral Election
Pursuant to Article III of the DCP, I hereby elect to defer (select either a percentage or number of shares of Equity Awards):
_____ percent (_____%); or
_____ shares of Equity Awards awarded, if any, for the [_____] Plan Year in accordance with this election.
Cash Award Deferral Election
Pursuant to Article III of the DCP, I hereby elect to defer:
_____ percent (_____%) of my Cash Award, if any, for the [_____] Plan Year in accordance with this election.
Distribution Date Election
I hereby elect the following Distribution Date with respect to deferrals made hereunder:
_____% on the earliest of an In-Service Distribution Date of calendar year _____, a Change in Control or a Separation from Service Distribution Date;
_____% on the earlier of an In-Service Distribution Date of calendar year _____ or a Separation from Service Distribution Date;
_____% on the earlier of a Change in Control Distribution Date or a Separation from Service Distribution Date; or

_____ % on the Separation from Service Distribution Date.
Other Payment Events
Notwithstanding the above Distribution Date election, if any of the following Payment Events occurs prior to the Distribution Date, payment shall be made in accordance with Article VI of the DCP:
•My Separation from Service.
•My death.
•My Disability.

Form of Payment
When amounts deferred hereunder are due, the payment shall be made as follows:
_____ in a lump sum payment; or
_____    in ____ annual installments (not to exceed fifteen years).
Section 409A of the Code
I understand that the DCP is intended to comply with Section 409A of the Code and that it will be interpreted accordingly. However, I also understand that the Company will have no liability with respect to any failure to comply with Section 409A of the Code.
Subsequent Plan Years
I understand that this Deferral Election applies only with respect to compensation earned for services performed during the [______] Plan Year. I hereby acknowledge that if I wish to defer any of my compensation with respect to future Plan Years, I will need to make a new Deferral Election by completing another Election Notice and submitting it to the Committee on or before the Election Deadline for such Plan Year.
Acknowledgement
By executing this Election Notice I acknowledge that:
•I have read and understand the terms of the DCP and agree to all of its terms and conditions.
•I understand that any amounts I defer hereunder are unfunded and unsecured and subject to the claims of the Company’s creditors in the event of the Company’s insolvency.

•I have consulted with my own advisors regarding the consequences of participating in the DCP and making this election, including, without limitation, the tax consequences and investments risks associated therewith.
•I have not relied upon the Company or any of its affiliates, or any representative, officer, director, member, shareholder, manager, human resources representative, employee, agent, contractor or attorneys thereof for any advice of any sort, regarding my decision to defer compensation under the DCP.
* * * * * I hereby make this election as of this ____ day of ________________, ______.

________________________________ Participant’s Signature
________________________________ Print Participant’s Name
________________________________
Copy received this _____ day of ____________, ______.
__________________________________ [Committee Member]